As filed with the Securities and Exchange Commission on April 14, 2014

Registration No. 333-194343

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RICK’S CABARET INTERNATIONAL, INC.

TEXAS	76-0458229
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas	77066
(Address of principal executive offices)	(Zip Code)

(281) 397-6730

(Issuer’s telephone number, including area code)

ERIC LANGAN

PRESIDENT AND CHIEF EXECUTIVE OFFICER

RICK’S CABARET INTERNATIONAL, INC.

10959 CUTTEN ROAD

HOUSTON, TEXAS 77066

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

ROBERT D. AXELROD, ESQ.

AXELROD, SMITH & KIRSHBAUM, P.C.

5300 MEMORIAL DRIVE, SUITE 700

HOUSTON, TEXAS 77007

(713) 861-1996

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to Form S-3 (the “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-194343) originally filed by Rick’s Cabaret International, Inc. on March 6, 2014 and amended on April 2, 2014. The sole purpose of this Amendment is to file an amended version of the opinion of counsel filed as Exhibit 5.1 to the Registration Statement and to re-file the Exhibit Index in Item 16 of Part II. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the exhibit list therein, the signature pages and Exhibit 5.1 filed herewith.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

4.1	Warrant Agreement (January 2013 Warrant) (1)
4.2	Warrant Agreement (August 2013 Warrant) (1)
4.3	Warrant Agreement (form of) (October 2013 Warrants) (1)
4.4	Warrant Agreement (February 2014 Warrant) (1)
5.1	Legal Opinion of Axelrod, Smith & Kirshbaum, P.C. (3)
23.1	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm (2)
23.2	Consent of Axelrod, Smith & Kirshbaum, P.C. (incorporated in Exhibit 5.1) (3)

[1]	Filed with Form S-3 Registration Statement filed March 6, 2014.

[2]	Filed with Form S-3 Registration Statement filed April 2, 2014.

[3]	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of April, 2014.

RICK’S CABARET INTERNATIONAL, INC.

By /s/ Eric Langan

Eric Langan

President, Principal and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Eric S. Langan
Eric S. Langan	Director, Chief Executive Officer, and President	April 14, 2014

/s/ Phillip K. Marshall
Phillip K. Marshall	Chief Financial Officer and Principal Accounting Officer	April 14, 2014

/s/ *
Travis Reese	Director and V.P.-Director of Technology	April 14, 2014

/s/ *
Robert L. Watters	Director	April 14, 2014

/s/ *
Nour-Dean Anakar	Director	April 14, 2014

/s/ *
Steven Jenkins	Director	April 14, 2014

/s/ *
Luke Lirot	Director	April 14, 2014

*By:	/s/ Eric S. Langan
Eric S. Langan
Attorney-in-Fact